Exhibit 10.31

                           EARLY RETIREMENT AGREEMENT

       This Early Retirement Agreement (hereinafter "Agreement") dated the 2nd day of April, 2002, is made by and among JEROME J. WHALEN (hereinafter "WHALEN") and THE FIRST NATIONAL BANK OF LITCHFIELD, its parent FIRST LITCHFIELD FINANCIAL CORPORATION, their subsidiary and affiliated entities, and all of their respective past, present and future directors, officers, administrators, agents, servants, representatives, employees, and any person acting through or in concert with any of them (hereinafter collectively the "BANK"), in light of the following circumstances:

       WHEREAS, WHALEN is employed as President and CEO of The First National Bank of Litchfield and President of First Litchfield Financial Corporation, and serves as a director of both entities; and

        WHEREAS, in connection with his proposed retirement, WHALEN and the BANK now wish to compromise and finally settle on an amicable basis any and all potential claims related to his employment at the BANK or his separation therefrom;

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, WHALEN and the BANK, acting of their own free will, hereby agree as follows:

         1. (a) WHALEN will continue to serve as President, and the BANK will continue to pay WHALEN his regular gross weekly salary at the annual rate of One Hundred Ninety-Five Thousand One Hundred Thirty-Eight and 16/100 Dollars ($195,138.16) less all applicable deductions required by law and/or described in this Agreement, through his separation date of May 1, 2002 or such later date as the BANK and WHALEN mutually agree upon, but in no event beyond June 30, 2002 as set out in Section 1(b) below. The foregoing payments shall coincide with the BANK's regular payroll payment dates. The BANK shall also continue to provide to WHALEN such fringe benefits as he is entitled as an employee of the BANK up to

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

his separation date as determined under Section 1(b) below. During this period, WHALEN shall remain a member of the BANK's board of directors of the First National Bank of Litchfield, but shall not participate in the process leading to the selection of his successor or in any board governance issues. WHALEN shall participate in all operating issues. WHALEN will not be renominated a director of First Litchfield Financial Corporation, and his term will expire on May 22, 2002 or the date of his separation from employment, as determined under Section 1(b) below, whichever shall first occur.

                  (b) WHALEN agrees to and hereby does resign from any position he may hold as an officer, director or employee of the BANK effective May 1, 2002 or such later date as the BANK and WHALEN mutually agree upon, but in no event shall WHALEN's separation from employment and all directorships be later than June 30, 2002. WHALEN agrees not to seek employment with the BANK at any time thereafter.

                  (c) The BANK will pay WHALEN a severance benefit equal to his regular gross weekly salary at the annual rate of One Hundred Ninety-Five Thousand One Hundred Thirty-Eight and 16/100 Dollars ($195,138.16) less all applicable deductions required by law and/or described in this Agreement, for the period beginning immediately after his separation date as determined under
Section 1(b) above, and continuing until June 30, 2003 (hereinafter the "severance period"). Such severance payments shall be paid to WHALEN in weekly installments, such installments to coincide with the BANK's regular payroll payment dates occurring after WHALEN's separation from employment.

                  (d) During the severance period, the BANK shall continue to provide to WHALEN and his spouse the same group health and dental insurance benefits that it provided on the effective date of this Agreement. During the severance period WHALEN shall continue to timely pay to the BANK any and all contributions, co-payments or other payments for such group health and dental insurance benefits at the same rate as may be required of active employees in executive positions. At the expiration of the severance period, the BANK shall provide such notice of access to continuation of benefits as is required by

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

COBRA or other applicable law. Insurance carrier(s) permitting, WHALEN and his spouse shall be permitted to remain on the BANK's group health insurance plan at COBRA rates until WHALEN reaches age sixty-five (65), provided WHALEN pays the full cost thereof after June 30, 2003. The BANK will use commercially reasonable efforts to obtain the continuation of benefits described in the preceding sentence, but does not guarantee the success of these efforts.

                  (e) The parties agree that WHALEN's Supplemental Employee Retirement Plan (hereinafter "SERP") benefits include (i) WHALEN's 401k contributions and other miscellaneous non-taxable compensation together totaling approximately Ten Thousand and 00/100 Dollars ($10,000.00) per year, and (ii) WHALEN's five (5) year average earnings for SERP purposes to include WHALEN's earnings from the BANK for the period from July 1, 1997 through June 30, 2002. WHALEN hereby elects to receive his SERP benefits during early retirement, and to receive SERP benefits in a lump sum in lieu of a life annuity or other periodic payment, and the Bank hereby consents to the same. The parties further agree that WHALEN's SERP lump sum Benefit shall be in the amount of Two Hundred Ten Thousand and 00/100 Dollars ($210,000.00), which shall be paid by the BANK to WHALEN on January 15, 2003.

                  (f) The BANK acknowledges that WHALEN is the owner of a life insurance policy in the amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00). Effective July 1, 2002, and thereafter, he shall be responsible for any premiums or other costs related to said policy. The BANK represents and warrants that it has paid all premiums on the policy through June 30, 2002. The BANK shall retain all rights under a separate life insurance policy maintained for the purpose of funding the SERP referred to in Section 1(e).

                  (g) Upon his separation date, the BANK shall transfer to WHALEN title to the 1999 Buick automobile that the BANK owns and which WHALEN currently uses for business purposes. Upon such transfer WHALEN shall thereafter

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

be fully liable for all insurance, taxes, registration fees and any and all other costs associated with its ownership.

                  (h) Regarding certain stock options owned by WHALEN, the BANK is in the process of amending the underlying plan to permit eligible employees to exercise their options within twelve (12) months after early retirement (defined as age 59.5 or later) and the BANK will use its best efforts to obtain shareholder approval of such amendment at the next shareholder meeting, to be held on May 22, 2002, so that WHALEN will be covered by such amendment, if approved.

                  (i) The BANK will refrain from contesting any claim for Unemployment Compensation Benefits that WHALEN may file based on the reasons for his separation from employment. Upon the request of any interested party, the BANK may provide a copy of this agreement to the appropriate division of the Connecticut State Labor Department.

                  (j) WHALEN shall be entitled to the vested benefits of the BANK's Long-Term Incentive Plan as set forth in Section 2.3(iv) of the Executive Incentive Retirement Agreement (termination without cause), including vesting of any benefits that accrue prior to his separation date, determined in accordance with Section 1(b) above. As of this date, such vested benefits total Twenty-Three Thousand Six Hundred and Eleven and 96/100 Dollars ($23,611.96). The benefit will be paid in a lump sum by June 30, 2002.

                  (k) The BANK shall issue a W-2 Form and/or a 1099 MISC Form to WHALEN in connection with the various payments, benefits, transfers and other consideration described here in Section 1 or as otherwise required in light of the terms of this Agreement.

         2. With exception of the payments, benefits, transfers and other consideration described in Section 1 of this Agreement WHALEN expressly acknowledges that he is not entitled to any other payments, benefits, paid leave, transfers or compensation, in any form for any reason, from the BANK.

         3. WHALEN acknowledges that he would not be entitled to all of the payments, benefits, transfers and other consideration described in Section 1 of this Agreement if he did not enter into this Agreement. The BANK acknowledges that WHALEN would not otherwise release the potential claims hereinafter set forth but for his receipt of such payments, benefits, transfers and other consideration.

       4. (a) For and in consideration of the payments, benefits, transfers and other consideration described in this Agreement, WHALEN, for himself and for his heirs, executors, administrators, successors and assigns knowingly releases and forever discharges the BANK from any and all claims, demands, obligations, damages, liabilities and causes of action, in law or in equity, known or unknown, including, but not limited to claims and causes of action for wrongful discharge, tort, defamation, breach of any contract whether express or implied, misrepresentation, breach of the duty of good faith and fair dealing, the negligent or intentional infliction of emotional distress, and causes of action and claims under the Connecticut Workers' Compensation Act, Conn. Gen. Stat.ss.ss.31-275 et. seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C.ss.ss.2000e et. seq., the Civil Rights Act of 1991, 42 U.S.C.ss.ss.1981, et. seq., Section 1983 of the Civil Rights Act, 42 U.S.C.ss.1983, the Connecticut Discriminatory Practices Act, Conn. Gen. Stat.ss.ss.46a-58 et. seq., the Americans with Disabilities Act, 42 U.S.C.ss.ss.12101 et. seq., the Age Discrimination in Employment Act, 29 U.S.C.ss.ss.621 et. seq., the Employee Retirement Income Security Act, 29 U.S.C.ss.ss.1132, et seq., the Family and Medical Leave Act of 1993, 29 U.S.C.ss.ss.2601 et seq., the Connecticut Family and Medical Leave Act, Conn. Gen. Stat.ss.ss.31-51kk, et seq., the Fair Credit Reporting Act, 15 U.S.C.ss.ss.1681, et seq., the Connecticut Whistle Blowers' Act, Conn. Gen. Stat.ss.31-51m, the provisions of the Connecticut General Statutes concerning the payment of wages (Conn. Gen. Stat.ss.ss.31-58 et seq. and Conn. Gen. Stat.ss.ss.31-70 et seq.), the Fair Labor Standards Act, 29 U.S.C.ss.ss.201 et seq., and all other federal, state and local laws, ordinances or regulations, which WHALEN now has or ever had against the BANK, for any losses, injuries or damages (including but not limited to back pay, front pay, liquidated, compensatory or punitive damages, attorneys' fees and litigation costs), resulting from and/or arising out of or in any way connected with WHALEN's employment by the BANK or his separation from such employment; provided, however, that the release described in this section 4 shall not apply to any claim or cause of action (a) which arises after the execution of this Agreement by WHALEN; (b) which seeks to enforce any of WHALEN's rights or remedies set forth in this Agreement; or (c) which may not be waived or released as a matter of law.


       5. The parties agree that they will not publish, publicize or disseminate, or cause to be published, publicized or disseminated, in any manner, the terms or contents of this Agreement to any third person, including but not limited to any current or former BANK employee, except WHALEN's attorney, spouse, tax preparer and financial planner, and except the BANK's auditors, directors, and attorney, or as permitted by Section 1(i), or as otherwise required either to effectuate the terms of this Agreement or to comply with the BANK's disclosure obligations pursuant to applicable law.

       6. WHALEN and the BANK further understand and agree that this Agreement does not constitute any admission by either party that it is in any way liable to the other party or that either party harmed or damaged the other party or violated any rights the other party may have or in any respect treated the other party unfairly or unlawfully.

       7. (a) WHALEN recognizes and agrees that in the course of his employment with the BANK he has been exposed to confidential information concerning the BANK including but not limited to existing and contemplated products, trade secrets, formulas, compilations, business and financial methods or practices, strategic plans, pricing, marketing, merchandising and selling techniques and information, customer lists, supplier lists and confidential information relating to policies and/or business strategies (hereinafter referred to as "Confidential Information"). WHALEN agrees that all such Confidential Information is and shall forever remain the sole property of the BANK. WHALEN shall keep all such Confidential Information strictly confidential, and he shall not disclose to any third party in any manner, either directly or indirectly, any of such Confidential Information at any time for any purpose. Further, WHALEN shall not use in any manner, either directly or indirectly, any of such Confidential Information for his own benefit or for the benefit of any third party, or for any other purpose at any time.

       (b) WHALEN acknowledges and agrees that, for a twelve-month period (the "Non-Compete Period") following his separation date as determined by Section 1(b) above, without the prior written consent of the BANK, WHALEN may not directly or indirectly be employed by or provide services of any kind to any other bank that maintains one or more offices in Litchfield County, Connecticut. Furthermore, during the Non-Compete period, WHALEN acknowledges and agrees that he will not directly or indirectly solicit or recruit any of the BANK's employees to leave employment with the BANK. WHALEN also acknowledges and agrees that during the Non-Compete period he will not directly or indirectly solicit or service any client or customer or prospective client or customer of the BANK to become a client or customer of any other bank that maintains one or more offices in Litchfield County, Connecticut. The parties acknowledge and agree that
Section 7(b) shall be the only noncompetition and non-solicitation provision applicable to WHALEN, and all such other prior provisions (including those contained in the SERP) are superseded and replaced by this Section 7(b).

                  (c) WHALEN understands and agrees that violation by him of any portion of this Section 7 may cause the BANK to suffer immediate, substantial and irreparable injury, and will be a sufficient basis to award injunctive relief and monetary damages to the BANK without affecting the remainder of this Agreement.

       8. The BANK and WHALEN expressly acknowledge that they will not make any claim or demand and each of them hereby waives any rights any of them may now have or may hereafter have or claim to have, based upon any alleged oral alteration, amendment, modification or any other alleged change in this

Agreement; that the validity, effect and operation of this Agreement shall be determined by the laws of the State of Connecticut; and that there is no oral understanding or agreement between them that is not recited herein.

       9. Except as provided otherwise in this Agreement, if any of the provisions, terms or clauses of this Agreement are declared illegal, unenforceable or ineffective in a legal forum or by operation of law, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties, except that the Bank's obligation to provide the payments, benefits, transfers and other consideration referenced in Sections 1(c), 1(d), 1(e), and 1(g) are contingent upon the validity and enforceability of the release set forth in Section 4 in its entirety, and on compliance by WHALEN with the provisions of Section 7(b) above, and WHALEN's obligations under Section 7 are conditioned upon compliance by the BANK with the provisions of Section 1(c), 1(d), 1(e), and 1(g).

       10. WHALEN affirmatively states that he has been advised of his right to consult with an attorney in order to consider the provisions of this Agreement, and, specifically with reference to his release of any and all claims under the Age Discrimination in Employment Act, 29 U.S.C. ss.ss.621 et. seq., that he was afforded up to twenty-one (21) days to consult with an attorney and to consider this Agreement, and that if he signs the Agreement prior to the expiration of such twenty-one (21) days, he does so voluntarily and of his own free will.

       11. (a) Should either party commence or prosecute any action or proceeding contrary to the provisions of this Agreement, such party agrees to indemnify the other party for all costs, including court costs and reasonable attorneys' fees, incurred by the other party in the defense of such action or in establishing or maintaining the application or validity of this Agreement or the provisions thereof, to the extent allowed by applicable law.

       (b) Except as otherwise prohibited by any applicable state, federal or local law, the BANK agrees to indemnify WHALEN for all costs, including court costs and reasonable attorneys' fees incurred by WHALEN in the defense of any action against him arising out of acts or omissions undertaken by WHALEN in good

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

faith and in the exercise of reasonable business judgment in his capacity as President of the BANK up to his separation date as determined under Section 1(b) above. Additionally, for a period of six (6) years from the retirement date, the BANK shall afford WHALEN the same indemnification rights and the same insurance coverage, if any, that the BANK provides to its other officers and directors during such period.

       12. The BANK represents and warrants to WHALEN that the BANK is not directly or indirectly engaged in discussions or negotiations involving a merger, consolidation, sale, or other transfer of the BANK, and that no such discussions or negotiations are contemplated as of the date of this Agreement. Regarding the Executive Change of Control Agreement dated July 1, 1997, currently in effect and expiring by its terms on June 1, 2002, and attached to this Agreement as Exhibit A and expressly made part of this Agreement, the BANK and WHALEN hereby agree that should a Change in Control (as defined in that Agreement) occur before June 1, 2002, WHALEN shall receive all compensation and all other benefits set forth in the Change of Control Agreement. Such compensation and benefits shall be paid to WHALEN within five (5) days of the date of the Change in Control, and no other triggering event (including no termination and no reassignment) is necessary for such payments to WHALEN. Upon payment of such compensation and benefits to WHALEN, the Bank shall not be obligated to provide the payments, benefits, and other consideration set forth in Section 1(c), 1(d) and 1(g). This section shall be deemed to be an amendment pursuant to Section 8 of the Change in Control Agreement.

       13. WHALEN shall have up to twenty-one (21) days to decide whether or not to enter into this Agreement. If he elects to do so and executes this Agreement within such twenty-one (21) day period, this Agreement shall not become effective or enforceable until seven (7) days following its execution by WHALEN. Prior to the end of this seven (7) day period, WHALEN may revoke his assent to this Agreement.

       14. BANK and WHALEN affirmatively state that they have a full understanding of the contents of the Agreement and the effects thereof, that each has been represented by competent counsel, and that they have executed the

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

same voluntarily and of their own free will, without any coercion.

       15. Neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party, and any attempt to so assign or delegate without such consent shall be void. This Agreement shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors, and permitted assigns of the parties. [Remainder of page left intentionally blank.]


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


IN WITNESS WHEREOF, the aforementioned parties, intending to be legally bound hereby, have executed this Agreement.

                                               JEROME J. WHALEN

                                               /s/ Jerome J. Whalen
                                               -----------------------
                                               Jerome J. Whalen

STATE OF CONNECTICUT     )
                         :    ss: Litchfield  Date:   4/2/02
COUNTY OF LITCHFIELD     )

        Personally appeared JEROME J. WHALEN, Signer of the foregoing Instrument, and acknowledged the same to be her free act and deed before me.


                                               /s/ Dana Dibrino
                                               ---------------------------------
                                               Dana Dibrino
                                               Notary Public/Commissioner of the
                                               Superior Court



                                               THE FIRST NATIONAL BANK OF
                                               LITCHFIELD


                                          By:  /s/ Ernest W. Clock
                                               ---------------------------------
                                               Ernest W. Clock
                                               Its Chairman of the Board

STATE OF CONNECTICUT     )
                         :    ss: Litchfield  Date:  April 3, 2002
COUNTY OF LITCHFIELD     )

        Personally appeared Ernest W. Clock, Chairman of the Board (title) of THE FIRST NATIONAL BANK OF LITCHFIELD, Signer of the foregoing Instrument, and acknowledged the same to be his/her free act and deed on behalf of the THE FIRST NATIONAL BANK OF LITCHFIELD.


                                               /s/ Susan E. Vaill
                                               ---------------------------------
                                               Susan E. Vaill
                                               Notary Public/Commissioner of
                                               the Superior Court





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





                                               FIRST LITCHFIELD FINANCIAL
                                               CORPORATION


                                          By:  /s/ Ernest W. Clock
                                               ---------------------------------
                                               Ernest W. Clock
                                                Its Chairman of the Board

STATE OF CONNECTICUT     )
                         :    ss:  Litchfield Date:  April 3, 2002
COUNTY OF LITCHFIELD     )


        Personally appeared Ernest W. Clock, Chairman of the Board (title) of FIRST LITCHFIELD FINANCIAL CORPORATION, Signer of the foregoing Instrument, and acknowledged the same to be his/her free act and deed on behalf of the FIRST LITCHFIELD FINANCIAL CORPORATION.


                                                   /s/ Susan E. Vaill
                                                   -----------------------------
                                                   Susan E. Vaill
                                                   Notary Public/Commissioner of
                                                   the Superior Court

                                   Schedule A



                      THE FIRST NATIONAL BANK OF LITCHFIELD
                     FIRST LITCHFIELD FINANCIAL CORPORATION

                      EXECUTIVE CHANGE IN CONTROL AGREEMENT

                 NOT TO BE CONSTRUED AS AN EMPLOYMENT AGREEMENT

                                 August 6, 1997

                      EXECUTIVE CHANGE IN CONTROL AGREEMENT
                 NOT TO BE CONSTRUED AS AN EMPLOYMENT AGREEMENT

                      THE FIRST NATIONAL BANK OF LITCHFIELD
                     FIRST LITCHFIELD FINANCIAL CORPORATION
                                 13 North Street
                             Litchfield, Connecticut


     WHEREAS, The First National Bank of Litchfield (the "Bank") and its parent bank holding company, First Litchfield Financial Corporation (the "Holding Company"), wish to continue to employ Jerome J. Whalen ("Employee") as President of the Bank. The Bank and the Holding Company expect that Employee's contributions and knowledge will continue to be of significant benefit to the future growth and success of the Bank;

     WHEREAS, the Boards of Directors of the Bank and the Holding Company recognize that a change in control of the Bank and/or the Holding Company may occur and that the threat of such change in control may create uncertainty and may result in the distraction or departure of key personnel to the detriment of the Bank and Holding Company and their stockholders;

     WHEREAS, the Boards have determined that appropriate steps should be taken to reinforce and encourage the continued dedication of members of the Bank's management, including Employee, to their assigned duties in the face of potential circumstances involving the possibility of such a change in control;

     NOW THEREFORE, in addition to one dollar ($1.00) and other good and valuable consideration paid by the Bank to Employee and in order to induce Employee to continue employment with the Bank and to continue to perform Employee's duties in a manner which is in the best interests of the Bank, the Bank and Holding Company hereby agree to provide Employee with certain benefits in the event his employment with the Bank terminates or is reassigned subsequent to a Change in Control (as defined in Section 2 hereof) under the circumstances described below.

     1. Term of Agreement; Employment Status. This Agreement shall take effect when signed by all parties and shall remain in full force and effect until June 1, 2002. All employees of Bank and Holding Company, including Employee, are employees at will. The terms of this Agreement, therefore, do not and are not intended to create either an express and/or implied contract of employment with the Bank and/or the Holding Company. This Agreement simply provides certain potential benefits to Employee in the event that a Change in Control occurs prior to June 1, 2002 as hereinafter defined.

     2. Change in Control. No benefits shall be payable hereunder unless prior to June 1, 2002 there shall have been a Change in Control as set forth below, and thereafter within twenty-four (24) months of such Change in Control Employee's employment with the Bank and/or its successor terminates or Employee is reassigned in accordance with Section 3, below. For purposes of this Agreement, a "Change in Control" shall mean any of the following:

          (a) The acquisition of fifty percent (50%) or more of any class of equity securities of the Holding Company by any person (or persons working in concert) or entity after the date hereof;

          (b) The acquisition of fifty percent (50%) or more of any class of equity securities of the Bank by any person or entity other than Holding Company;

          (c) A merger, consolidation or reorganization to which the Bank or the Holding Company is a party, if, as a result thereof, individuals who were directors of the Bank or Holding Company, immediately before such transaction shall cease to constitute a majority of the Board of Directors of the surviving entity;

          (d) A sale of all or substantially all of the assets of the Bank or the Holding Company to another party;

          (e) The assumption of all or substantially all of the deposits of the Bank by another party other than the Federal Deposit Insurance Corporation; or

          (f) During any twenty-four (24) month period, individuals who at the beginning of such period constitute the Board of Directors of the Bank and the Holding Company, cease for any reason (other than death or disability) to constitute at least a majority thereof unless the election or the nomination for election by the stockholders of the Bank and the stockholders of Holding Company, respectively, of each new director was approved by a vote of at least a majority of the directors of the Bank or of Holding Company as applicable, then still in office who were directors of the Bank or the Holding Company, as applicable, at the beginning of the period.

     3. Termination Following Change in Control. If any of the events described in Section 2 hereof constituting a Change in Control shall have occurred, Employee shall be entitled to the benefits provided for in Section 4(a) hereof upon the termination or reassignment of his employment as a senior executive officer of the Bank and/or its successor as provided in this Section 3, within twenty-four (24) months after such event, unless such employment is terminated or reassigned: (i) by any regulatory authority (acting with proper jurisdiction); or (ii) by the Board of Directors for cause; or (iii) because of Employee's death, retirement or disability. Such benefits shall be reduced by the amount of any severance paid to Employee by the Bank or its successor.

          (a) Retirement; Disability.

               (i) Termination of employment by the Bank based on retirement shall mean the mandatory termination of employment in accordance with the retirement policy of the Bank, including (at Employee's sole election and as set forth in writing) early retirement, generally applicable to its salaried employees or in accordance with any retirement arrangement established with Employee's consent with respect to Employee.

               (ii) Termination of employment by the Bank based on disability shall mean termination because of inability, as a result of incapacity due to physical or mental illness, to perform the services required as an employee for a period aggregating six (6) months or more within any twelve (12) month period, or because Employee becomes or is deemed disabled under any applicable policy providing disability insurance.

     (b) Notice of Termination. The Bank agrees that in the event of termination it will promptly furnish Employee with a written Notice of Termination. Any purported termination of Employee shall be communicated by written Notice of Termination to the Bank. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall include the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

     (c) Date of Termination. "Date of Termination" shall mean the date on which a Notice of Termination is given; provided that, if within five (5) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     (d) Reassignment. Reassignment shall mean a reduction in base salary or an involuntary reassignment of Employee's duties, responsibilities, or benefits inconsistent with those of a senior executive officer of a bank or the involuntary relocation of Employee's primary duties and responsibilities to an office or location greater than fifty (50) miles from Litchfield, Connecticut or action which results in a significant worsening of the Employee's work conditions (including, but not limited to, a significant change in employment duties, responsibilities, required hours or otherwise).

     4. Compensation Upon Termination or Reassignment.


          (a) If, within twenty-four (24) months after a Change in Control, as defined in Section 2 hereof, shall have occurred, Employee's employment with the Bank terminates or is reassigned as defined in Section 3 (except by an agency acting with proper jurisdiction, or by a board of directors for cause or as a result of death, retirement or disability), then the Bank and/or its successor shall pay Employee within five (5) days after the Date of Termination an amount equal to the sum of:

               (i) Two (2) years of Employee's annual compensation based upon the most recent aggregate base salary paid to Employee in the twelve
          (12) month period immediately preceding his termination or reassignment less amounts previously paid to Employee from the date of Change in Control; plus

               (ii) Reasonable legal fees and expenses incurred by Employee as a result of such termination or reassignment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or reassignment or in seeking to obtain or enforce any right or benefit provided for by this Agreement).

     (b) Employee shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 4 be reduced by any compensation earned by Employee as the result of employment by another employer after the Date of Termination or Reassignment, or otherwise.

     (c) It is the intention of the parties to this Agreement that no payments by the Bank to or for Employee's benefit under this Agreement shall be non-deductible to the Bank by reason of the operation of Section 280G of the Internal Revenue Code. Accordingly, notwithstanding any other provision hereof, if by reason of the operation of said Section 280G of the Internal Revenue Code, any such payments exceed the amount which can be deducted by the Bank, the amount of such payments shall be reduced to the maximum which can be deducted by the Bank. To the extent that payments in excess of the amount which can be deducted by the Bank have been made to and for Employee's benefit, they shall be refunded with interest at the applicable rate provided under Section 1274(d) of the Internal Revenue Code, or at such other rate as may be required in order that no such payment to or for Employee's benefit shall be non-deductible pursuant to Section 280G of the Internal Revenue Code. Any payments made hereunder which are not deductible by the Bank as a result of losses which have been carried forward by the Bank for Federal tax purposes shall not be deemed a non-deductible amount for purposes of this Section 4(c).

     5. Continuation of Insurance Benefits.

     Notwithstanding any other provision in this Agreement to the contrary, the Bank and/or its successor shall maintain in full force and effect for Employee's continued benefit, for the two (2) year period beginning upon a Change in Control, all life insurance, medical, health and accident and disability policies, plans, programs or arrangements which were in effect immediately prior to the Change in Control.

     6. Successors; Binding Agreement.

          (a) The Bank and the Holding Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, acquisition of assets or assumption of liabilities or otherwise) to all or substantially all of the business and/or assets and/or deposits of the Bank, by agreement, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place. Failure of the Bank and/or Holding Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Bank in the same amount and on the same terms as he would be entitled to hereunder if his employment had terminated as a result of a Termination or Reassignment, as provided in
     Section 3 hereof, after a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Bank" shall mean the Bank as hereinbefore defined and any successor to the business, assets and/or deposits as aforesaid which executes and delivers the agreement provided for in this Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die after any rights to receive the amounts contemplated hereby have accrued to Employee but before such amounts have been paid, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there be no such designee, to his estate.

     7. Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Bank and the Holding Company shall be directed to the attention of the Board with a copy to the Chairman of the Board of the Bank and the Chairman of the Board of the Holding Company or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     8. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such other officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other or failure to comply with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut and of the United States of America.

     9. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     11. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Litchfield, Connecticut, in accordance with the rules of the American Arbitration Association then in effect. Notwithstanding the pendency of any such dispute or controversy, the Bank will pay Employee promptly an amount equal to his full scheduled compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and provide Employee with all scheduled compensation, benefits and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 3 hereof. Amounts paid under this Section 11 are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Employee shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     Agreed to this 6th day of August, 1997 by and among Employee, The First National Bank of Litchfield, and First Litchfield Financial Corporation.

                              THE FIRST NATIONAL BANK OF
                              LITCHFIELD

                              By:    /s/ Ernest W. Clock
                                     ----------------------------------------
                              Its:       Chairman
                                         Duly Authorized

                              EMPLOYEE

                              Signature: /s/ Jerome J. Whalen
                                         ------------------------------------
                                         Printed Name: Jerome J. Whalen